EXHIBIT 32.4

CERTIFICATION PURSUANT

TO RULES 13a-14(a) OR 15d-14(a) UNDER

THE SECURITIES EXCHANGE ACT OF 1934

I, Charles Carter, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of GI Dynamics, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 29, 2020

/s/ CHARLES CARTER
Charles Carter
Chief Financial Officer, Secretary
(principal accounting and financial officer)